UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2024

FLEXSHOPPER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37945	20-5456087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Yamato Road, Suite 260 Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 353-9289

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FPAY	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

FlexShopper, Inc. (the “Company”)

March 27, 2024

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Refinancing of Waterfall Asset Management Credit Agreement - Powerscourt Investment 32, LP

On March 6, 2015, the Company, through a wholly owned subsidiary (the “Borrower”), entered into a credit agreement (as amended and supplemented from time to time, the “2015 Credit Agreement”) with Wells Fargo Bank, National Association, as paying agent, various lenders from time to time party thereto, and WE 2014-1, LLC, an affiliate of Waterfall Asset Management, LLC, as administrative agent and lender. The Borrower is permitted to borrow funds under the 2015 Credit Agreement based on the Company’s cash on hand and the Amortized Order Value of its Eligible Leases and Loans (as defined in the 2015 Credit Agreement), less certain deductions described in the 2015 Credit Agreement. Under the terms of the 2015 Credit Agreement, subject to the satisfaction of certain conditions, the Borrower may currently borrow up to $110,000,000 from the lenders until the Commitment Termination Date (as defined in the 2015 Credit Agreement). The interest rate charged on amounts borrowed is SOFR plus 11% per annum. Effective September 27, 2022, WE 2014-1, LLC assigned 100% of its commitments and all Loans to Powerscourt Investments 32, LP, an affiliate of Waterfall Asset Management, LLC.

On March 27, 2024, the Company refinanced all the obligations under the 2015 Credit Agreement owed to the Administrative Agent and the lenders, and all liens held by any of the lenders or the Administrative Agent, were discharged and released. The Administrative Agent, the lenders and the Company terminated the 2015 Credit Agreement.

Entering into New Waterfall Asset Management Credit Agreement - Powerscourt Investment 50, LP

On March 27, 2024, the Company, through a wholly owned subsidiary (“Borrower”), entered into a new credit agreement (the “2024 Credit Agreement”) with Computershare Trust Company, National Association, as paying agent, various lenders from time to time party thereto and Powerscourt Investment 50, LP, an affiliate of Waterfall Asset Management, LLC, as administrative agent and lender (“Lender”). The Borrower is permitted to borrow funds under the 2024 Credit Agreement based on the Company’s cash on hand and the Amortized Order Value of its Eligible Leases (as defined in the 2024 Credit Agreement), less certain deductions described in the 2024 Credit Agreement. Under the terms of the 2024 Credit Agreement, subject to the satisfaction of certain conditions, the Borrower may borrow up to $150,000,000 from the Lender until the Commitment Termination Date and must repay all borrowed amounts one year thereafter, on the date that is 12 months following the Commitment Termination Date (unless such amounts become due or payable on an earlier date pursuant to the terms of the Credit Agreement). The Commitment Termination Date is April 1, 2026. The Company granted a security interest to the Lender in certain leases and loans as collateral under the 2024 Credit Agreement. The interest rate charged on amounts borrowed is SOFR plus 9% per annum.

The 2024 Credit Agreement includes customary events of default, including, among others, failures to make payment of principal and interest, deficiencies in the borrowing base, and bankruptcy events.

The foregoing description of the 2024 Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the 2024 Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description

10.1	Credit Agreement, dated as of March 24, 2024, by and among FlexShopper 2, LLC, Computershare Trust Company, National Association, various lenders from time to time party hereto, and Powerscourt Investment 50, LP*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to Exhibit 10.1 have been omitted from this Report and will be furnished supplementally to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSHOPPER, INC.

Dated: March 27, 2024	By:	/s/ H. Russell Heiser, Jr.
		Name:	H. Russell Heiser, Jr.
		Title:	Chief Executive Officer

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